UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway E, Suite 230, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2014, Far East Energy Corporation (the “Company”) entered into the Third Amendment (the “McElwrath Amendment”) to the Amended and Restated Employment Agreement with Michael R. McElwrath, the Company’s Chief Executive Officer (the “McElwrath Employment Agreement”), and the Second Amendment (the “Whitley Amendment” and together with the McElwrath Amendment, the “Amendments”) to the Amended and Restated Employment Agreement with Jennifer D. Whitley, the Company’s Chief Financial Officer (the “Whitley Employment Agreement” and together with the McElwrath Employment Agreement, the “Employment Agreements”).

The Amendments extended the term of employment under each of the Employment Agreements to June 30, 2017, unless sooner terminated in accordance with the terms of the Employment Agreements.

The McElwrath Amendment amended the terms of the McElwrath Employment Agreement to provide that he shall receive an annual base salary of not less than $437,500. The McElwrath Amendment also amended the McElwrath Employment Agreement to provide that, if Mr. McElwrath’s termination of employment by the Company (other than for death, disability or Cause (as defined in the McElwrath Employment Agreement)) or by him for Good Reason occurs in connection with a Change of Control (as defined in the McElwrath Employment Agreement), then he will be entitled to a lump sum payment of 2.99 times the greater of (i) the sum of his base salary and bonus paid to him and/or which he was determined by the Company’s compensation committee to have earned or been entitled to (regardless of whether paid) during the immediately preceding twelve month period ending on the date of the Change of Control or (ii) the base salary and bonus paid to him and/or which he was determined by the compensation committee to have earned or been entitled to (regardless of whether paid) during the immediately preceding twelve month period ending on the date of termination of employment.

The Whitley Amendment amended the Whitley Employment Agreement to provide that, if Ms. Whitley’s termination of employment by the Company (other than for death, disability or Cause (as defined in the Whitley Employment Agreement)) or by her for Good Reason occurs in connection with a Change of Control (as defined in the Whitley Employment Agreement), then she will be entitled to a lump sum payment of the greater of (i) two hundred percent (200%) of the sum of the base salary and bonus paid to Ms. Whitley and/or which Ms. Whitley was determined by the Company’s compensation committee to have earned or been entitled to (regardless of whether paid) during the immediately preceding twelve-month period ending on the date of the Change of Control or (ii) two hundred percent (200%) of the sum of the base salary and bonus paid to her and/or which she was determined by the compensation committee to have earned or been entitled to (regardless of whether paid) during the immediately preceding twelve-month period ending on the date she experiences a Separation from Service (as defined in Section 409A of the Internal Revenue Code of 1986, as amended).

The description of the Amendments set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendments, which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
	Number	Description

	10.1	Third Amendment to Amended and Restated Employment Agreement, dated June 13, 2014, between Far East Energy Corporation and Michael R. McElwrath.
	10.2	Second Amendment to Amended and Restated Employment Agreement, dated June 13, 2014, between Far East Energy Corporation and Jennifer D. Whitley.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2014

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

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Index to Exhibits

Exhibit
Number	Description

10.1	Third Amendment to Amended and Restated Employment Agreement, dated June 13, 2014, between Far East Energy Corporation and Michael R. McElwrath.
10.2	Second Amendment to Amended and Restated Employment Agreement, dated June 13, 2014, between Far East Energy Corporation and Jennifer D. Whitley.

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